Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

      Monthly Period ended      12/31/2006
      Distribution Date         1/16/2007
      All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                                  Total       Allocated to     Allocated to Investor Interest
  1   Sources of funds                                                        Transferor      Total   Series 05-A   Series 05-B
                                                               -----------------------------------------------------------------
      Principal Collections                                       1,037,684      422,517     615,166     307,502       307,664
      Finance Charge Collections                                     68,734       27,987      40,748      20,368        20,379
      Interchange                                                     9,249        3,766       5,483       2,741         2,742
                                                               ----------------------------------------------------------------
      Total Funds Received                                        1,115,667      454,270     661,397     330,612       330,785


  2   Application of Principal Collections                        Total      ries 05-A     Series 05-B
      Investor Percentage of Principal Collections                  615,166        307,502         307,664
      deduct:
      Utilised Retained Principal Collections
              allocable to Class C                                        0              0               0
              allocable to Class B                                        0              0               0
      Transferred to Series Collections Ledger                            0              0               0
      Shared Principal Collections                                        0              0               0

                                                               --------------------------------------------
      Cash Available for Acquisition                                615,166        307,502         307,664


  3   Application of Finance Charge Collections                   Total      Series 05-A     Series 05-B
      Investor Percentage of Finance Charge Collections           46,230.60      23,109.24       23,121.37
      deduct:
      Trustee payment amount                                              3              2               2
      Loan Note Issuer Costs                                             25             12              12
      Monthly Distribution Amounts                                   13,688          6,825           6,863
      Servicing fee payable to RBS                                    1,807            903             904
      Cash Management fee payable to RBS                                  1              1               1
      Investor Default Amount                                        17,684          8,840           8,844
      Expenses loan principal and interest                               --             --              --

      Available Spread                                               13,023          6,527           6,496


  4   Payments in respect of the Securities

      Series 05-A                                                Class A       Class B         Class C
                                                                 USD 000s      USD 000s       USD 000s
      Balance at 15 Dec 2006                                      2,175,000        175,000         150,000
      Principal repayments on 16 Jan 2007                                --             --              --
                                                               --------------------------------------------
      Balance carried forward on 16 Jan 2007                      2,175,000        175,000         150,000
                                                               --------------------------------------------

      Interest due on 16 Jan 2007                                    10,382            860             756
      Interest paid                                                 (10,382)          (860)           (756)
                                                               --------------------------------------------
      Interest unpaid                                                    --             --              --


      Series 05-B                                               Class A-1  Class A-2  Class A-3  Class B-3  Class C-1  Class C-3
                                                                USD 000s   EUR 000s   GBP 000s   GBP 000s   USD 000s   GBP 000s
      Balance at 15 Dec 2006                                      435,000    450,000    700,000    101,000     42,000   63,000
      Principal repayments on 16 Jan 2007                              --         --         --         --         --       --
                                                               -----------------------------------------------------------------
      Balance carried forward on 16 Jan 2007                      435,000    450,000    700,000    101,000     42,000   63,000
                                                               ----------------------------------------------------------------

      Interest due on 16 Jan 2007                                       -      1,497          -          -          -        -
      Interest paid                                                     -     (1,497)         -          -          -        -
                                                               ----------------------------------------------------------------
      Interest unpaid                                                  --         --         --         --         --       --


  5   Transaction Accounts and Ledgers
                                                                 Total           Series 05-A     Series 05-B
      Reserve Account
      Required Reserve Amount                                           --             --              --
                                                               ----------------------------------------------
      Balance at 15 Dec 2006                                            --             --              --
      Transfer in/out this period                                       --             --              --
      Interest earned                                                   --             --              --
                                                               ----------------------------------------------
      Balance carried forward on 16 Jan 2007                            --             --              --
                                                               ----------------------------------------------

      Spread Account
      Required Spread Account Amount                                    --             --              --
                                                               ----------------------------------------------
      Balance at 15 Dec 2006                                            --             --              --
      Transfer in/out this period                                       --             --              --
      Interest earned                                                   --             --              --
                                                               ----------------------------------------------
      Balance carried forward on 16 Jan 2007                            --             --              --
                                                               ----------------------------------------------

      Principal Funding Account
      Balance at 15 Dec 2006                                            --             --              --
      Transfer in/out this period                                       --             --              --
      Interest earned                                                   --             --              --
                                                               ----------------------------------------------
      Balance carried forward on 16 Jan 2007                            --             --              --


  6   Subordination Percentages                                            Series 05-A                       Series 05-B
                                                                       Original           Current        Original        Current
                                                               (pound)000     %  (pound)000   %   (pound)000    %  (pound)000   %
      Class A Investor Interest                                  1,257,225   87%  1,257,225   87%  1,257,568   87%  1,257,568  87%
      Class B Investor Interest                                    101,156    7%    101,156    7%    101,000    7%    101,000   7%
      Class C Investor Interest                                     86,705    6%     86,705    6%     87,277    6%     87,277   6%
                                                               --------------------------------------------------------------------
      Total Investor Interest                                    1,445,087  100%  1,445,087  100%  1,445,845  100%  1,445,845 100%
                                                               --------------------------------------------------------------------

  7   Assets of the Trust
                                                                      (pound)000
                                                               -----------------
      Total receivables at 31-Dec-06                            (pound)5,026,446
                                                               -----------------

      Aggregate amount of receivables that, as at
      31 Dec 2006 were delinquent by:              30-59 days             62,461
                                                   60-89 days             51,006
                                                  90-179 days            125,823
                                             180 or more days            189,994

  8   Material Changes

      New Issuance during period                                     NONE

      Material modifications to pool asset terms                     NONE

      Material modifications to origination policies                 NONE

      Material breaches of pool asset representations,
      warranties or covenants                                        NONE


  9   Trigger Information

      Series Pay Out Events                                          NONE

      Trust Pay Out Events                                           NONE


 10   Other Material Information that would be reportable on form 10-Q

      Legal Proceedings                                              NONE

      Changes in Securities                                          NONE

      Submission of Matters to a Vote of Security Holders            NONE

      Other Information                                              NONE

      IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 16th day of January, 2007


      --------------------------------------------------------------------------
      The Royal Bank of Scotland plc, as Servicer
      Patrick Neville
      Chief Financial Officer, Cards Business